As filed with the Securities and Exchange Commission on February 18, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
PFSWEB, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2837058 (I.R.S. Employer Identification Number)
500 North Central Expressway
Plano, Texas 75074
(972) 881-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark C. Layton
Chief Executive Officer
PFSweb, Inc.
500 North Central Expressway
Plano, Texas 75074
(972) 881-2900
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies To:
Morris Bienenfeld
Wolff & Samson PC
One Boland Drive
West Orange, New Jersey 07052
Phone: (973) 530-2013
Fax: (973) 530-2213
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.           ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.           ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.           ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.           ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.           ☐
If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.           ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered (1)	Registered (1)	Unit (2)	Price	Registration Fee (3)

Common Stock, $0.001 par value per share (4)

Preferred Stock, $1.00 par value per share

Debt securities (5)

Warrants

Units (6)

Total			$30,000,000	$2,139

(1)          There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $30,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $30,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units. The securities registered hereunder also includes such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)          The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)          The registration fee for the unallocated securities registered hereby has been estimated solely for the purpose of computing the registration fee calculated pursuant to Rule 457(o) under the Securities Act.
(4)          Includes associated rights to purchase shares of the registrant’s Series A preferred stock (“Purchase Rights”) that are attached to all shares of our common stock, in accordance with the Rights Agreement, dated as of June 8, 2000, as amended as of May 30, 2008, by and between the registrant and Mellon Investor Services LLC, as successor to ChaseMellon Shareholder Services, L.L.C., as rights agent (the “Rights Agreement”). The Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing common stock and are transferrable only with the common stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the common stock.
(5)          The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.
(6)          Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.
              The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell securities under this registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell any securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 18, 2010
PROSPECTUS
$30,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
              We may from time to time may offer, issue and sell up to $30,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.
              We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.
              We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
              Investing in any of our securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
              Our common stock is listed on the NASDAQ Capital Market under the symbol “PFSW.” As of February 16, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $26.0 million. We have not issued any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
              NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is _____, 2010

ABOUT THIS PROSPECTUS
              This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock or preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Information We Incorporate by Reference,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
              You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
              This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
              In this prospectus, we refer to common stock, preferred stock, debt securities, warrants and units collectively as “securities.” Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” and similar references refer to PFSweb, Inc., a Delaware corporation, and its wholly-owned subsidiaries; except that in the description of the securities we may offer these terms refer solely to PFSweb, Inc. and not to any of our subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
              We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room.
              We make available, free of charge, on our website at http://www.pfsweb.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE
              The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
              We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated.
•	our annual report on Form 10-K for the year ended December 31, 2008, as amended by the Form 10-K/A Amendment No. 1 thereto;

•
our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, as amended by the Form 10-Q/A Amendment No. 1 thereto, June 30, 2009, as amended by the Form 10-Q/A Amendment No. 1 thereto, and September 30, 2009;

•	our current reports on Form 8-K filed on January 6, 2009 and January 9, 2009; and

•	the description of our common stock set forth in the registration statement on Form 8-A filed on June 14, 2000, and all amendments and reports filed for the purpose of updating that description.
              We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
              We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
PFSweb, Inc.
500 North Central Expressway
Plano, Texas 75074
(972) 881-2900
Attn: Secretary

THE COMPANY
              We are an international provider of integrated eCommerce and business process outsourcing solutions. We provide these solutions to major brand name companies seeking to optimize their supply chain efficiencies and to extend their traditional business and e-commerce initiatives. Through our eCOST.com business unit, we are also a leading multi-category online discount retailer of new, “close-out” and recertified brand-name merchandise, as well as an online retailer of name brand household and other goods.
Corporate Information
              We are incorporated in Delaware and our headquarters are located at 500 North Central Expressway, Plano, Texas 75074. Our telephone number is (972) 881-2900. Our website is http://www.pfsweb.com. The information accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.
RISK FACTORS
              Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
              This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These statements speak only as of the date of this prospectus, the date of the prospectus supplement or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events.
              In addition, a number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Important factors to consider in evaluating our forward-looking statements include:
•	our ability to retain and expand relationships with existing clients and attract and implement new clients;

•	our reliance on the fees generated by the transaction volume or product sales of our clients;

•	our reliance on our clients’ projections or transaction volume or product sales;

•	our dependence upon our agreements with International Business Machines Corporation (“IBM”) and InfoPrint Solutions Company (“IPS”), a joint venture company owned by Ricoh and IBM;

•	our dependence upon our agreements with our major clients;

•	our client mix, their business volumes and the seasonality of their business;

•	our ability to finalize pending contracts;

•	the impact of strategic alliances and acquisitions;

•	trends in e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services;

•	whether we can continue and manage growth;

•	increased competition;

•	our ability to generate more revenue and achieve sustainable profitability;

•	effects of changes in profit margins;

•	the customer and supplier concentration of our business;

•	the reliance on third-party subcontracted services;

•	the unknown effects of possible system failures and rapid changes in technology;

•	foreign currency risks and other risks of operating in foreign countries;

•	potential litigation;

•	our dependency on key personnel;

•	the impact of new accounting standards, and changes in existing accounting rules or the interpretations of those rules;

•	our ability to raise additional capital or obtain additional financing;

•	our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants;

•	relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries;

•	taxation on the sale of our products;

•	eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts;

•	eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies; and

•	eCOST’s ability to generate projected cash flows sufficient to cover the values of its intangible assets.

              These factors and the other risk factors described in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us. We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions.
THE SECURITIES WE MAY OFFER
              We may offer shares of our common stock or preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $30,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities including, to the extent applicable:
•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.
              The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or update information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
              THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
              We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.
              Common Stock. We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

              Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
              If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
              Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
              The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
              Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.
              We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
              Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units it is offering before the issuance of the related series of units.
DILUTION
              We may set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing equity securities in an offering under this prospectus:
• the net tangible book value per share of our equity securities before and after the offering;

• the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

• the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.
USE OF PROCEEDS
              Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including, but not limited to, working capital, payment obligations and capital expenditures. Pending any specific application, we may initially invest funds in debt instruments of the U.S. government and its agencies, corporate debt securities, floating-rate notes and investment grade commercial paper.
DESCRIPTION OF OUR CAPITAL STOCK
              We are authorized to issue 35,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.
Common Stock
              This section describes the general terms and provisions of our common stock. For more detailed information, you should refer to our Amended and Restated Certificate of Incorporation, as amended, and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
              Holders of shares of common stock will be entitled to receive dividends if and when declared by the board of directors from funds legally available therefor, and, upon liquidation, dissolution or winding-up of our company, will be entitled to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock will not have any preemptive rights, but will be entitled to one vote for each share of common stock held of record. Stockholders will not have the right to cumulate their votes for the election of directors. The shares of common stock offered hereby, when issued, will be fully paid and nonassessable.
Preferred Stock
              This section describes the general terms and provisions of our preferred stock. For more detailed information, you should refer to our Amended and Restated Certificate of Incorporation, as amended, and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.
              Our board of directors is authorized, without action by our stockholders, to designate and issue up to 1,000,000 shares of preferred stock, par value $1.00 per share, in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings, acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and could adversely affect the market price of our common stock. We do not have any shares of preferred stock outstanding, and we have no current plans to issue any preferred stock.
Preferred Share Purchase Rights
              Each outstanding share of our common stock has attached to it one preferred share purchase right (the “Rights”) that entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $1.00 per share (“Series A Shares”), at an initial price of $67 (the “Purchase Price”), subject to adjustment. The Purchase Price shall be paid in cash. The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 8, 2000, as amended as of May 30, 2008, between the Company and Mellon Investor Services LLC, as successor to ChaseMellon Shareholder Services, L.L.C., as rights agent (the “Rights Agreement”).
              Until the earlier to occur of (a) 10 business days following a public announcement that a person or group of affiliated or associated persons (collectively, an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding common stock or (b) 15 business days (or such later date as may be determined by the action of our board of directors before any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 20% or more of our outstanding common stock (the earlier of such dates being called the “Separation Date”), the Rights will be evidenced by the certificates representing our common stock. The Rights Agreement provides that, until the Separation Date, the Rights will be transferred with, and only with, common stock certificates. Until the Separation Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificates. As soon as practicable following the Separation Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Separation Date and, thereafter, such separate Right Certificates alone will evidence the Rights.
              The Rights are not exercisable until the Separation Date and will expire on July 6, 2010 (the “Final Expiration Date”), unless earlier redeemed by the Company. The Company may also extend the Final Expiration Date to a later date.
              In the event that (a) a person (other than the Company and its affiliates) becomes the beneficial owner of 20% or more of the then outstanding common stock (in any manner, except pursuant to (i) the exercise of stock options granted pursuant to the Company’s existing and future stock option plans, and (ii) the exercise of conversion rights contained in specified stock issues of the Company), or (b) the board of directors declares any person to be an adverse person upon a determination that such person has become the beneficial owner of a substantial amount of common stock (which shall in no event be less than 10% of the common stock then outstanding), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter be entitled to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.
              In the event that, at any time following the first date of public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become such (the “Shares Acquisition Date”), (a) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (b) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its common stock are changed or exchanged or (c) 50% or more of the Company’s assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, common shares of the acquiring company having a value equal to two times the exercise price of the Right.
              The board of directors may, at its option, at any time after the right of the board of directors to redeem the Rights has expired or terminated (with certain exceptions), exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person) for common stock at a ratio of one share of common stock per Right, as adjusted; provided, however, that such Right cannot be exercised once a person, together with such person’s affiliates and associates, becomes the owner of 50% or more of the outstanding common stock. If the board of directors authorize such an exchange, the Rights will immediately cease to be exercisable.
              Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the Rights Agreement, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void. The Rights Agreement contains provisions intended to prevent the utilization of voting trusts or similar arrangements that could have the effect of rendering ineffective or circumventing the beneficial ownership rules set forth in the Rights Agreement.
              The Purchase Price payable, and the number of Series A Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a dividend of Series A Shares on, or a subdivision, combination or reclassification of, the Series A Shares, (b) upon the grant to holders of the Series A Shares of certain rights or warrants to subscribe for Series A Shares or securities convertible into Series A Shares at less than the current market price of the Series A Shares or (c) upon the distribution to holders of the Series A Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Series A Shares) or of subscription rights or warrants (other than those referred to above).
              With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares that are not integral multiples of one one-thousandth of a Series A Share will be issued and, in lieu thereof, an adjustment in cash will be made based on the closing price of the Series A Shares on the last trading date prior to the date of exercise.
              At any time after the date of the Rights Agreement until the earlier of (A) the date a person becomes an Acquiring Person or (B) the Final Expiration Date, the board of directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the board ordering redemption of the Rights, the Rights will no longer be exercisable. Thereafter the only right of the holders of Rights will be to receive the Redemption Price.
              Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) of the Company or for common shares of the Acquiring Person as set forth above.
              The provisions of the Rights Agreement may be amended by the board of directors without approval of the holders of Rights; provided, however, that following the date on which a person has become an Acquiring Person, no such amendment will adversely affect the interests of holders of Rights.
              The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors since the Rights may be redeemed by us at the redemption price prior to the occurrence of a Separation Date. The foregoing description of the rights is qualified in its entirety by reference to the Rights Agreement
Transfer Agent and Registrar
              We have appointed BNY Mellon Shareowner Services as the transfer agent and registrar for our common stock.
Listing
              Our common stock is listed on the NASDAQ Capital Market under the symbol “PFSW.”

DESCRIPTION OF DEBT SECURITIES
              The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material features, terms and provisions of any debt securities that we may offer under this prospectus. This summary does not purport to be complete and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
              We conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary.
              We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures that we will enter into with the trustees named in such senior indentures and subordinated debt securities will be issued under one or more subordinated indentures that we will enter into with the trustees named in such subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to, governed by and qualified under, the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. We use the term “debenture trustee” to refer to either a trustee under a senior indenture or a trustee under a subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
              Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
              The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
              Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.
              We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
              We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.
              The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
     We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
▪	the title;

▪	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

▪	any limit on the amount that may be issued;

▪	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

▪	the maturity date;

▪	the principal amount due at maturity;

▪
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

▪
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

▪	whether or not the debt securities will be convertible into shares of common stock, preferred stock or other securities and, if so, the terms of such conversion;

▪	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

▪	the terms of the subordination of any series of subordinated debt;

▪	the place where payments will be payable;

▪	restrictions on transfer, sale or other assignment, if any;

▪	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

▪
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

▪
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

▪	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

▪	incur additional indebtedness;

▪	issue additional securities;

▪	create liens;

▪	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

▪	redeem capital stock;

▪	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

▪	make investments or other restricted payments;

▪	sell or otherwise dispose of assets;

▪	enter into sale-leaseback transactions;

▪	engage in transactions with stockholders and affiliates;

▪	issue or sell stock of our subsidiaries;

▪	effect a consolidation or merger;

▪	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

▪	a discussion of any material United States federal income tax considerations applicable to the debt securities;

▪	information describing any book-entry features;

▪	provisions for a sinking fund purchase or other analogous fund, if any;

▪	the applicability of the provisions in the indenture on discharge;

▪
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

▪	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

▪	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

▪	whether we and/or the debenture trustee may change an indenture without the consent of any holders;

▪	the form of debt security and how it may be exchanged and transferred;

▪	the governing law of the indentures and debt securities;

▪	our ability to be discharged from our obligations with respect to one or more series of debt securities;

▪	the description of the debenture trustee and paying agent, and the method of payments; and

▪
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default, acceleration with or without notice, indemnity or covenants provided with respect to the debt securities, rights to institute a proceeding under the indentures and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
              We will set forth in the prospectus supplement the terms upon which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
              Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the entity with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
DESCRIPTION OF WARRANTS
              We may issue warrants for the purchase of common stock, preferred stock and/or debt securities, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
              We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the particular series of warrants we are offering before the issuance of the related series of units. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements that contain the terms of the warrants.
General
     We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
▪	the offering price of securities that include such warrants and aggregate number of warrants offered;

▪	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

▪
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

▪
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

▪	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

▪	the terms of any rights to redeem or call the warrants;

▪	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

▪	the dates on which the right to exercise the warrants will commence and expire;

▪	the manner in which the warrant agreements may be modified;

▪	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

▪	the terms of the securities issuable upon exercise of the warrants; and

▪	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
              Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
▪
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

▪
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
                Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
              Holders of the warrants may exercise the warrants by delivering the warrant agreement representing the warrants to be exercised together with specified information, and paying the required amount to us in immediately available funds, as provided in the applicable prospectus supplement.
              Upon receipt of the required payment and the warrant agreement properly completed and duly executed at our or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant agreement are exercised, then we will issue a new warrant agreement for the remaining amount of warrants.
Enforceability of Rights by Holders of Warrants
              Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Governing Law
              Unless we provide otherwise in the applicable prospectus supplement, the warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware.
DESCRIPTION OF UNITS
              We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
              We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
              Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
              We will describe in the applicable prospectus supplement the terms of the series of units being offered,

including:
▪	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

▪	any provisions of the governing unit agreement that differ from those described below; and

▪	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
              The provisions described in this section, as well as those described under “Description of Our Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit to the extent comprised of any such security included in each unit, as well as the underlying, relevant securities, respectively.
Issuance in Series
              We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
              Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
              We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.
LEGAL OWNERSHIP OF SECURITIES
              We can issue securities in registered form to “holders” and “indirect holders” or as global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
              We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
              Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
              As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
              We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
              For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and will make all payments, if any, on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
              Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
              For example, once we make a payment, if any, or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations For Indirect Holders
              If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
▪	how it handles securities payments and notices;

▪	whether it imposes fees or charges;

▪	how it would handle a request for the holders’ consent, if ever required;

▪	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

▪	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

▪	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
              A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
              Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
              A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
              If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
              The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities but instead deal only with the depositary that holds the global security.
              If securities are issued only in the form of a global security, an investor should be aware of the following:
▪
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

▪
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

▪	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

▪
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

▪	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

▪
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

▪
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

▪
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

              There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
              In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
              Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
▪
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

▪	if we notify any applicable trustee that we wish to terminate that global security; or

▪	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
              The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
PLAN OF DISTRIBUTION
              Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third of the aggregate market value of the outstanding voting and non-voting common equity held by our non-affiliates in any 12 month period. We may, from to time, offer the securities registered hereby up to this maximum amount. In addition, under current NASDAQ Marketplace Rules, we may be required to obtain shareholder approval prior to issuing common stock at a discount from book or market value if the number of shares issuable will exceed 20% of our outstanding shares or, even in the absence of a discount from market value, if such issuance would result in a change in control.
              We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. We may distribute securities from time to time in one or more transactions:
▪	at a fixed price or prices, which may be changed;

▪	at market prices prevailing at the time of sale;

▪	at prices related to such prevailing market prices; or

▪	at negotiated prices or in competitively bid transactions.
A prospectus supplement or supplements will describe the terms of the offering of the securities, including:
▪	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

▪	the purchase price of the securities and the proceeds we will receive from the sale;

▪	any over-allotment options under which underwriters may purchase additional securities from us;

▪	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

▪	any public offering price;

▪	any discounts or concessions allowed or reallowed or paid to dealers; and

▪	any securities exchange or market on which the securities may be listed.
              Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
              If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
              If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
              We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
              We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors or other purchasers to purchase our securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
              We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
              Unless otherwise specified in an applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market under the symbol “PFSW.” Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to official notice of issuance. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities. We cannot guarantee the liquidity of the trading markets for any securities.
              In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.
              Any underwriters that are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
              In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
              We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
LEGAL MATTERS
              Wolff & Samson PC will pass upon the validity of the securities being offered hereby.

EXPERTS
               The consolidated financial statements and schedules of PFSweb, Inc. and subsidiaries appearing in PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.
              The consolidated financial statements of PFSweb, Inc. and subsidiaries as of December 31, 2007, and for each of the years in the two-year period ended December 31, 2007, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
$30,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission registration fee			$2,139
Transfer agent and registrar fees		*
Printing expenses		*
Accounting’s fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*
          * Estimated expenses are presently not known and cannot be estimated.
Item 15. Indemnification of Directors and Officers.
          Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to the company or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”); or
•	for any transaction from which the director derived an improper personal benefit.
          The provisions of Delaware law that relate to indemnification expressly state that the rights provided by the statute are not exclusive and are in addition to any rights provided in bylaws, by agreement, or otherwise. Our certificate of incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further stockholder action, to the fullest extent permissible under Delaware law as so amended.
          Our certificate of incorporation requires us to indemnify, to the fullest extent permitted by the DGCL, any and all persons we have the power to indemnify under the DGCL from and against any and all expenses, liabilities or other matters covered by the DGCL. Additionally, our certificate of incorporation requires us to indemnify each of our directors and officers in each and every situation where the DGCL permits or empowers us (but does not obligate us) to provide such indemnification, subject to the provisions of our bylaws. Our bylaws requires us to indemnify our directors to the fullest extent permitted by the DGCL, and permits us, to the extent authorized by the board of directors, to indemnify our officers and any other person we have the power to indemnify against liability, reasonable expense or other matters.
          Under our certificate of incorporation, indemnification may be provided to directors and officers acting in their official capacity, as well as in other capacities. Indemnification will continue for persons who have ceased to be directors, officers, employees or agents, and will inure to the benefit of their heirs, executors and administrators. Additionally, under our certificate of incorporation, except under certain circumstances, our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. At present, there is no pending litigation or proceeding involving any of our directors, officers, or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

          Our bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of actions in his or her capacity as an officer, director, employee, or agent. We have obtained an insurance policy that insures our directors and officers against losses, above a deductible amount, from specified types of claims.
Item 16. Exhibits.
          The following documents are exhibits to the registration statement:

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement.

1.2*	Form of Agency Agreement.

3.1
Amended and Restated Certificate of Incorporation of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Registration Statement on Form S-1 (Commission File No. 333-87657), Annual Report on Form 10-K for the Fiscal Year ended December 31, 2005 filed on March 31, 2006 and Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 30, 2009 filed on August 14, 2009).

3.2
Bylaws of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Registration Statement on Form S-1 (Commission File No. 333-87657), Annual Report on Form 10-K for the Fiscal Year ended December 31, 2005 filed on March 31, 2006 and Current Report on Form 8-K filed on November 13, 2007 ).

4.1	Form of Common Stock certificate of PFSweb, Inc. (Incorporated by reference to Exhibit 4.1 to Form S-1/A filed by the Company on November 23, 1999).

4.2
Rights Agreement, dated as of June 8, 2000, between the Company and ChaseMellon Shareholder Services, LLC, which includes the Certificate of Designation in respect of the Series A Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (Incorporated by reference to Exhibit 4 to Form 8-K filed on June 8, 2000), as amended by Amendment No. 1 to Rights Agreement, dated as of May 30, 2008 between the Company and Mellon Investor Services LLC, as successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on May 30, 2008)

4.3*	Form of Warrant Agreement and Warrant Certificate.

4.4*	Form of Unit Agreement and Unit Certificate.

4.5	Form of Senior Debt Indenture

4.6*	Form of Senior Note

4.7	Form of Subordinated Debt Indenture

4.8*	Form of Subordinated Note

5.1	Opinion of Wolff & Samson PC.

23.1	Consent of Independent Registered Public Accounting Firm — Grant Thornton LLP.

23.2	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.3	Consent of Wolff & Samson PC (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page).
*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.
Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
          1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
          2.          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          3.          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          4.          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 18, 2010.

PFSWEB, INC.
By:	/s/ Thomas J. Madden
Thomas J. Madden, Vice President-
Finance

          Each person whose signature to this Registration Statement appears below hereby appoints Thomas J. Madden as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Mark C. Layton Mark C. Layton	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	February 18, 2010

By:	/s/ Thomas J. Madden Thomas J. Madden	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 18, 2010

By:	/s/ David Beatson David Beatson	Director	February 18, 2010

By:	/s/ Timothy M. Murray Timothy M. Murray	Director	February 18, 2010

By:	/s/ James Reilly James Reilly	Director	February 18, 2010

By:	/s/ Neil Jacobs Neil Jacobs	Director	February 18, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement.

1.2*	Form of Agency Agreement.

3.1
Amended and Restated Certificate of Incorporation of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Registration Statement on Form S-1 (Commission File No. 333-87657), Annual Report on Form 10-K for the Fiscal Year ended December 31, 2005 filed on March 31, 2006 and Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 30, 2009 filed on August 14, 2009).

3.2
Bylaws of PFSweb, Inc. (Incorporated by reference from PFSweb, Inc. Registration Statement on Form S-1 (Commission File No. 333-87657), Annual Report on Form 10-K for the Fiscal Year ended December 31, 2005 filed on March 31, 2006 and Current Report on Form 8-K filed on November 13, 2007 )

4.1	Form of Common Stock certificate of PFSweb, Inc. (Incorporated by reference to Exhibit 4.1 to Form S-1/A filed by the Company on November 23, 1999).

4.2
Rights Agreement, dated as of June 8, 2000, between the Company and ChaseMellon Shareholder Services, LLC, which includes the Certificate of Designation in respect of the Series A Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (Incorporated by reference to Exhibit 4 to Form 8-K filed on June 8, 2000), as amended by Amendment No. 1 to Rights Agreement, dated as of May 30, 2008 between the Company and Mellon Investor Services LLC, as successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on May 30, 2008)

4.3*	Form of Warrant Agreement and Warrant Certificate.

4.4*	Form of Unit Agreement and Unit Certificate.

4.5	Form of Senior Debt Indenture

4.6*	Form of Senior Note

4.7	Form of Subordinated Debt Indenture

4.8*	Form of Subordinated Note

5.1	Opinion of Wolff & Samson PC.

23.1	Consent of Independent Registered Public Accounting Firm — Grant Thornton LLP.

23.2	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.3*	Consent of Wolff & Samson PC (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page)
*	To be filed either by amendment or as an Exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.